ATTACHMENT FOR 77M

THE FOLLOWING IS TAKEN OUT OF THE PROXY STATEMENT USED FOR THE SOLICITATION OF
                      PROXIES PRIOR TO THE MERGER.

THE PROXY WAS APPROVED MAY 23, 2003

This proxy statement is furnished in connection with the solicitation of proxies by the Board of Trustees (the "Board") of The Canandaigua Funds (the "Trust") on behalf of its separate series, the Equity Fund and the Bond Fund (the "Funds"), for use at a Special Meeting of Shareholders to be held on April 29, 2003, at 12:00 noon, Eastern time, at the Basin Park office of The Canandaigua National Bank and Trust Company, 1150 Pittsford-Victor Road, Pittsford, New York and at any adjourned session thereof (such meeting and any adjournments thereof are hereinafter referred to as the "Meeting"). Shareholders of record at the close of business on February 28, 2003 (the "Record Date") are entitled to vote at the Meeting (the "Shareholders"). The proxy card and this proxy statement are being mailed to Shareholders on or about April 5, 2003.

At the meeting, Shareholders will be asked to consider and act upon the following proposals:

1. Approval of a new investment advisory agreement between the Trust, on behalf of each Fund and Ranson Capital Corporation (the "New Adviser"), which would be effective on the earlier of April 29, 2003 or such other date as each Fund's Shareholders approve the new advisory agreement.

2. Approval of a Sub-Advisory agreement between the New Adviser and Ancora Advisers, LLC, which would be effective on the earlier of April 29, 2003 or such other date as each Fund's shareholder approval may be obtained.

3. Approval of a distribution plan pursuant to which the Funds may use Fund(s)' assets for distribution of Fund(s)' shares in accordance with the requirements of section 12(b) of the Investment Company Act of 1940 and rule 12b-1 thereunder.

4. Approval of several new Trustee nominees to replace those resigning due to the departure of The Canandaigua National Bank and Trust Company ("Canandaigua") from the mutual fund management business.

5. Approval to convert several fundamental policies of the Trust into non-fundamental restrictions.

Shareholders will be asked to consider and act upon such other business as may properly be brought before the Meeting. Each share is entitled to one vote and each fractional share is entitled to a proportionate fractional vote. Shares represented by duly executed proxies will be voted in accordance with the instructions given. Proxies may be revoked at any time before they are exercised by a written revocation received by Mr. Donald C. Greenhouse, Secretary, or Mr. Scott B. Trumbower, Canandaigua Funds, 72 South Main Street, Canandaigua, New York 14424, by properly executing a later-dated proxy, or by attending the Meeting and voting in person. Please follow the enclosed instructions to use this method of voting.

                                    -1-

REPORTS TO SHAREHOLDERS. THE TRUST WILL FURNISH, WITHOUT CHARGE, A COPY OF THE MOST RECENT ANNUAL REPORT TO SHAREHOLDERS OF THE FUNDS AND THE MOST RECENT SEMI-ANNUAL REPORT SUCCEEDING SUCH ANNUAL REPORT, IF ANY, ON REQUEST. REQUESTS SHOULD BE DIRECTED TO THE TRUST, OR BY CALLING (888) 693-9276.

As of the Record Date, the approximate numbers of units of beneficial interest (shares) issued and outstanding for each Fund is set forth below. The Funds each have only one class:


      FUND AND CLASS                     SHARES OUTSTANDING

      Canandaigua Equity Fund                 928,376

      Canandaigua Bond Fund                    82,535



INTRODUCTION

Shareholders are being asked to consider five proposals that are related to the pending departure of Canandaigua, the Funds' current investment adviser, from the mutual fund management business. The first proposal asks Shareholders to consider and act upon the approval of a new advisory agreement, (the "New Agreement"), between each Fund and Ranson Capital Corporation (the "New Adviser"). The Funds will continue to have substantially the same investment objectives and investment strategies as they currently do although they will be renamed and a new front end load (Class A) will be added. The New Adviser will manage the Funds' assets in substantially the same way as Canandaigua does now for the same advisory fees but with the funds having a higher total expense ratio than they do now. In conjunction with this change, the New Adviser's strategic plans include the engagement of a Sub-Adviser, Ancora Advisers, LLC ("Ancora") to provide investment management services to the Funds. Accordingly, Shareholders are being asked in the second proposal to approve this arrangement with Ancora contingent upon approval of the new Advisory Agreement by the Shareholders of the pertinent Fund. If Shareholders of a Fund should fail to approve either the new Investment Advisory Agreement or the Sub-Advisory Agreement, the Board of Trustees of the Fund will meet to consider appropriate action.

Also, as part of its overall strategic marketing plan for the Funds, the Board believes that the Funds and their Shareholders would benefit from the addition of new share classes and the adoption of a distribution plan to facilitate the Funds' growth through such initiatives as advertising and payment of sales loads to financial intermediaries who promote the Funds. It is also anticipated that the names of the Funds will be changed to better reflect their realignment with a new adviser. The Canandaigua Equity Fund is expected to be renamed the Integrity Equity Fund and the Canandaigua Bond Fund is expected to be renamed the Integrity Income Fund. Also, as more fully described below under "Election of a Board of Trustees" several new Trustee nominees are being proposed to Shareholders. The nominees reflect both the desirability of including an interested representative of the New Adviser on the Board and a desire to invigorate the Board with new perspectives and skill sets. Finally, the Board believes it is advisable for the Trust to make several of its current fundamental investment restrictions non-fundamental so that, in the future, the Funds' Board and management may have greater flexibility to react to changing market conditions and to implement new strategic initiatives. The restrictions incurred concern the ability of the Funds to purchase or sell commodities or commodity contracts, options and purchasing securities on margin or short selling. The restrictions also include the ability of the Funds to purchase or sell shares of other investment companies.


PROPOSAL 1     CONSIDERATION OF A NEW ADVISORY AGREEMENT BETWEEN THE TRUST,
               ON BEHALF OF EACH FUND, AND THE NEW ADVISER (voted on by the
               Shareholders of each Fund).


INTRODUCTION. At the Meeting, Shareholders will be asked to consider and act upon a proposal to approve a new investment advisory agreement (the "New Advisory Agreement") between the Trust, on behalf of each Fund, and the New Adviser, which would be effective as of April 29, 2003 (or such later date on which the Funds' Shareholders may approve the New Advisory Agreement). Canandaigua (the "Current Adviser") has made the strategic business decision to withdraw from the mutual fund management business. As a result of this decision, the Funds' Trustees have found it necessary to seek a new investment adviser. Ranson Capital Corporation ("Ranson") has expressed an interest in serving as investment adviser to the Funds.

If Shareholders of a Fund approve the New Advisory Agreement, Ranson will serve as the Fund's investment adviser beginning on April 29, 2003, pursuant to an advisory agreement with essentially the same terms although with higher total expenses than the Funds' current advisory agreement with Canandaigua. Based on information provided by Canandaigua and Ranson, the Board does not anticipate that the change in adviser will reduce the quality of services provided to the Funds or result in any material changes in the manner in which the Funds' assets are managed.

DESCRIPTION OF NEW ADVISER. Ranson is a wholly-owned subsidiary of Integrity Mutual Funds, Inc. (formerly known as ND Holdings, Inc.) a venture capital corporation organized under the laws of North Dakota on September 22, 1987. The address of the Adviser is 1 North Main, Minot, North Dakota, 58703.

The following chart lists the Principal Executive Officers and Directors of Ranson and their principal occupations:


          NAME                      ADDRESS                         PRINCIPAL OCCUPATION
Peter A. Quist, Director,           1 North Main                    Director and Vice President, Integrity Mutual Funds, Inc.
Vice President and Secretary        Minot, North Dakota 58703      (formerly known as ND Holdings, Inc.); Director,
                                                                    Vice President and Secretary, ND Money Management, Inc.,
                                                                    ND Capital, Inc., ND Resources, Inc., ND Tax-Free Fund,
                                                                    Inc., ND Insured Income Fund, Inc. (November 1990 to


                                                                    August 1999), Montana Tax-Free Fund, Inc., South Dakota
                                                                    Tax-Free Fund, Inc., Integrity Fund of Funds, Inc.,
                                                                    Integrity Small-Cap Fund of Funds Inc.; Vice President
                                                                    and Secretary, Ranson Managed Portfolios; Director ARM
                                                                    Securities Corporation (since May 2000).

Robert E. Walstad, Director,        1 North Main                    Director (since September 1987), President (September
President, CEO and Treasurer        Minot, North Dakota 58703       1987 to October 2001) (since September 2002), Integrity
                                                                    Mutual Funds, Inc. (formerly known as ND Holdings, Inc.);
                                                                    Director, President and Treasurer, ND Money Management,
                                                                    Inc., ND Capital, Inc., ND Resources, Inc., ND Tax-Free
                                                                    Fund, Inc., ND Insured Income Fund, Inc. (November 1990
                                                                    to August 1999), Montana Tax-Free Fund, Inc., South
                                                                    Dakota Tax-Free Fund, Inc., Integrity Fund of Funds,
                                                                    Inc., and Integrity Small-Cap Fund of Funds.; Trustee,
                                                                    Chairman, President and Treasurer, Ranson Managed
                                                                    Portfolios; Director (since October 1999), and President
                                                                    (October 1999 to October 2001), Magic Internet Services,
                                                                    Inc.; Director, President, CEO and Chairman, ARM
                                                                    Securities Corporation (since May 2000), Capital
                                                                    Financial Services, Inc. (since January 2002).

BOARD APPROVAL AND RECOMMENDATION. On March 3, 2003, the Board, including each Trustee who is not an interested person (an "Interested Person") of Canandaigua or the Trust within the meaning of the 1940 Act (each is referred to as a "Non-interested Trustee"), voted unanimously to approve the New Investment Advisory Agreement and to recommend its approval to Shareholders. For information about the Board's deliberations and the reasons for their recommendation, please see "Considerations of the Board of Trustees" below.

REASONS FOR CHANGE IN ADVISER. As a result of the Current Adviser's decision to shift its business emphasis away from the mutual fund management business in favor of other core business endeavors, it became necessary for the Trust to seek alternative advisory arrangements, or in the alternative, to liquidate the Funds. After careful review and consideration of the alternatives, the Board determined that Shareholders would be best served if a new investment adviser could be found to replace Canandaigua. It was determined that this would give Shareholders the option to remain in the Funds rather than mandating the liquidation of their shares. After extensive research, analysis and discussions, Ranson was identified as the best candidate for assuming the advisory role on behalf of the Funds.


THE CURRENT AGREEMENT. The current advisory agreement ("Current Advisory Agreement") (Exhibit A attached hereto), dated as of March 28, 1997, was last approved by the Shareholders at a meeting held on October 31, 1997. The Current Advisory Agreement provides that Canandaigua will supply investment research and portfolio management, including the selection of securities for each Fund to purchase, hold or sell and the selection of brokers through whom that Fund's portfolio transactions are executed. Canandaigua also administers the business affairs of the Funds, furnishes offices, necessary facilities and equipment, and permits its officers and employees to serve without compensation as trustees and officers of the Fund if duly elected to such positions. As compensation for services rendered under the Current Advisory Agreement, Canandaigua is entitled to receive an annual fee equal to 1.00% of the Funds' average daily net assets. Since July 9, 1997, Canandaigua has agreed to a temporary suspension of the entire management fee paid by the Bond Fund.
During the Funds' last fiscal year, Canandaigua earned $199,551 in advisory fees from the Equity Fund and waived $10,758 in advisory fees from the Bond Fund. Canandaigua also agreed to a contractual fee waiver and expense reimbursement commitment limiting the total annual operating expense ratio of the Equity Fund and Bond Fund to 1.50% and .50%, respectively. In addition, Canandaigua has voluntarily agreed to further reduce the expense limitation of the Equity Fund to 1.35%. During the last fiscal year, Canandaigua waived advisory fees of $53,963 from the Equity Fund and reimbursed $50,553 in expenses to the Bond Fund.

THE NEW AGREEMENT. The New Advisory Agreement (Exhibit B attached hereto) is substantially similar to the Current Advisory Agreement between the Trust and Canandaigua. Specifically, the New Advisory Agreement provides, in part, that the New Adviser will make investment decisions regarding each Fund's assets and continuously review, supervise and administer the Fund's investment program, subject to the supervision of, and policies established by, the Board of Trustees. Under the New Advisory Agreement, each Fund will pay the New Adviser an annual fee equal to 1.00% of the Fund's average daily net assets. The New Adviser has agreed to a contractual commitment with both the Equity Fund and Bond Fund whereby it will waive any advisory fees and, if necessary, reimburse the Funds for operating expenses (excluding taxes, brokerage fees and commissions) exceeding 1.50% of average daily net assets for Class N shares. With respect to the proposed new share class (Class A), the expense limitation will be 2.00% and 1.75% for the Equity Fund and Bond Fund, respectively. The New Adviser has no current intentions to implement any sort of additional voluntary waiver or expense reimbursement for either Fund. The following comparisons show the likely impact of the New Advisory Agreement upon the Funds' Shareholders. The first comparison is for no load shares (Class N) while the second comparison is for an A Share Class to be created.

COMPARABILITY OF FEES AND EXPENSES UNDER CURRENT ADVISORY AGREEMENT AND NEW INVESTMENT ADVISORY AGREEMENT

The following tables allow you to compare the various fees and expenses that you may pay for buying and holding shares of the Funds under the Current Advisory Agreement and the New Advisory Agreement. The table entitled "Current Fees and Expenses" contains the current fee information under the Current Advisory Agreement. The table entitled "Pro Forma Fees and Expenses" shows you what the fees and expenses are estimated to be for each share class should this proposal be approved.

The amounts set forth in the following tables are based on the expenses for the Funds for the fiscal year ended December 31, 2002. Pro Forma fees and expenses were prepared assuming the approval of the terms for the Distribution and Shareholder Servicing Plan under Proposal 3. In addition, Pro Forma fees and expenses were adjusted to reflect estimates for the printing of shareholder reports, whose expense was borne by the Current Adviser, as well as new service agreements for administration, transfer agency and accounting, which are contingent on approval of this proposal.


Current Fees and Expenses
                                                                         Total                              Net
                            Management                     Other       Operating         Waiver/         Operating
       Fund                    Fee        12b-1 Fees      Expenses      Expenses       Reimbursement      Expenses
-------------------------------------------------------------------------------------------------------------------
Canandaigua Equity             1.00%         0.00%          0.62%         1.62%            0.12%             1.50%
Canandaigua Bond               1.00%         0.00%          5.20%         6.20%            5.70%             0.50%


Pro Forma Fees and Expenses- Class N
                                                                         Total                              Net
                            Management                     Other       Operating         Waiver/         Operating
       Fund                    Fee        12b-1 Fees      Expenses      Expenses       Reimbursement      Expenses
-------------------------------------------------------------------------------------------------------------------
Integrity Equity Fund          1.00%         0.00%          1.06%         2.06%            0.56%             1.50%
Integrity Income Fund          1.00%         0.00%          9.26%        10.26%            8.76%            1.50%


Pro Forma Fees and Expenses- Class A
                                                                         Total                              Net
                            Management                     Other       Operating         Waiver/         Operating
       Fund                    Fee        12b-1 Fees      Expenses      Expenses       Reimbursement      Expenses
-------------------------------------------------------------------------------------------------------------------
Integrity Equity Fund          1.00%         0.50%          1.06%         2.56%            0.56%             2.00%
Integrity Income Fund          1.00%         0.25%          9.26%        10.51%            8.76%             1.75%

Note: The waiver/reimbursement figures above reflect contractual commitments only. For the fiscal year ended December 31, 2002, Canandaigua voluntarily agreed to further reduce the limitation to 1.35% for the Equity Fund.


FEE EXAMPLES UNDER BOTH CURRENT FEES AND EXPENSES AND PRO FORMA FEES AND
EXPENSES

The following example is intended to help you compare the cost of investing in the Canandaigua Funds with the cost of investing in other mutual funds. The example assumes that you invest $10,000 in the Funds for the time periods indicated and then redeem all of your shares at the end of those periods. The example also assumes that your investment has a 5% return each year, that you reinvest all dividends and distributions, and that the Fund's operating expenses remain the same. Although your actual costs and the return on your investment may be higher or lower, based on these assumptions your costs would be:


Current Fees and Expenses

                                   1 Year      3 Years      5 Years      10 Years
                                 --------------------------------------------------
Canandaigua Equity                   $137        $484         $854        $1,894
Canandaigua Bond                      $50      $1,260       $2,442        $5,274

Pro Forma Fees and Expenses-Class N

                                   1 Year      3 Years      5 Years      10 Years
                                 --------------------------------------------------

Integrity Equity Fund                $152        $589       $1,052        $2,333
Integrity Income Fund                $146      $1,989       $3,644        $7,076


Pro Forma Fees and Expenses- Class A

                                   1 Year      3 Years      5 Years      10 Years
                                 --------------------------------------------------

Integrity Equity Fund                $766      $1,272       $1,804        $3,250
Integrity Income Fund                $588      $2,386       $3,992        $7,293


CONSIDERATIONS OF THE BOARD OF TRUSTEES. The Trustees, including a majority of Trustees who are neither party to the New Agreement nor "interested persons" of any such party (within the meaning of the 1940 Act), unanimously approved the New Advisory Agreement. In addition, the Trustees unanimously recommended that Shareholders approve the New Advisory Agreement. In connection with the approval of the New Advisory Agreement, the Board considered the terms of the Current Advisory Agreement and the New Advisory Agreement, particularly those governing the services to be provided to the Funds and the fees and expenses payable by the Funds as well as the New Adviser's commitment to maintain the current contractual fee waiver on the Equity Fund for at least a year. The Board also considered the skills and capabilities of the New Adviser including its financial status, resources and experience and the representations from Ranson that the Funds' new portfolio manager will continue to manage the Funds in substantially the same way as they have been managed by Canandaigua.

Consideration was also given to the New Adviser's stated plans to employ Ancora Advisers, LLC ("Ancora") as Sub-Adviser to both Funds. The Board reviewed the background, experience and performance of Ancora. In addition, the Board considered that the New Advisory Agreement gives specific authority to the New Adviser to hire and fire Sub-Advisers without shareholder approval if the Funds and Adviser seek and obtain the necessary exemptive relief from the SEC. The Board determined that this provision was in the best interest of Shareholders because it provides the Funds and their adviser maximum flexibility in seeking to obtain the best investment results for Shareholders.

In voting to approve the New Advisory Agreement, the Independent Trustees noted that their discussion in this regard was premised on numerous factors including the nature, quality and resources of Ranson, the strategic plan involving the Funds, and the potential for increased distribution and growth of the Funds. The Independent Trustees indicated that they believed that the proposed acquisition would ultimately benefit the Funds and their Shareholders as a result of the Funds becoming a part of a financial services organization that is committed to investing the resources and energy necessary to grow the Funds into part of a successful suite of investment products.

VOTING. The persons named in the accompanying proxy intend, in the absence of contrary instructions, to vote all proxies on behalf of Shareholders FOR the approval of the New Advisory Agreement. Shareholders of the Canandaigua Equity Fund will be asked to vote on the New Advisory Agreement between the Trust, on behalf of the Canandaigua Equity Fund, and the New Adviser. Similarly, Shareholders of the Canandaigua Bond Fund will be asked to vote on the New Advisory Agreement between the Trust, on behalf of the Canandaigua Bond Fund, and the New Adviser. Approval of this proposal for a Fund requires the vote of a (a) 67% or more of the voting securities present at the Meeting, if the holders of more than 50% of the outstanding voting securities of the Fund are present or represented by proxy, or (b) more than 50% of the outstanding voting securities of the Fund, whichever is less.

FEE PAID TO CURRENT ADVISER. Under an agreement between Integrity Mutual Funds, Inc. ("Integrity"), with whom the New Adviser is affiliated, and Canandaigua, the Current Adviser, Canandaigua will receive compensation from Integrity in consideration of Canandaigua's agreement to transfer its business as investment adviser to and sponsor of the Funds and for its agreement not to compete with the New Adviser in the mutual fund advisory business in the following amounts: (a) one and one-quarter percent (1.25%) of the aggregate net assets of the Canandaigua Equity Fund as of the business day immediately preceding the date when the new Adviser and newly constituted Board of the Funds commences service (the "Closing Date"); (b) one-half percent (0.5%) of the net assets of the Canandaigua Equity Fund as of the one-year anniversary of the Closing Date, but not to exceed one-half percent (0.5%) of the net assets of the Canandaigua Equity fund as of the Closing Date; and (c) one-half percent (0.5%) of the net assets of the Canandaigua Equity Fund as of the two-year anniversary of the Closing Date, but not to exceed one-half percent (0.5%) of the net assets of the Canandaigua Equity Fund as of the Closing Date. Neither Canandaigua nor any of its officers will receive any compensation for the transfer of Canandaigua's advisory business on behalf of the Canandaigua Bond Fund.

THE TRUSTEES UNANIMOUSLY RECOMMEND THAT SHAREHOLDERS VOTE FOR THE APPROVAL OF THE NEW ADVISORY AGREEMENT.

PROPOSAL 2     TO CONSIDER AND APPROVE A SUB-ADVISORY AGREEMENT BETWEEN
               RANSON CAPITAL CORPORATION AND ANCORA ADVISERS LLC (voted on by the Shareholders of each Fund)

Ancora Advisers LLC ("Ancora"), an investments advisory firm founded on February 15, 2003, has been engaged, subject to shareholder approval, to act as the Sub-Adviser to the Funds (the "New Sub-Adviser"). Ancora, located in Beachwood, Ohio, currently serves high net worth individuals, pension and profit sharing plans and charitable organizations. Ancora is majority owned and controlled by Richard A. Barone, its President. As of the record date, Mr. Barone also owned ____% of the common stock of Integrity Mutual Funds, Inc., the sole owner of the New Adviser.

Ranson has chosen to engage Ancora's services as Sub-Adviser to the Funds because of Mr. Barone's extensive prior expertise and performance in advising the Maxus Fund Group, which included funds similar in objective to that of The Canandaigua Funds.

RECOMMENDATION OF THE BOARD OF TRUSTEES

At a meeting of the Board of Trustees held on March 3, 2003, the Board considered the engagement of Ancora to serve as Sub-Adviser to the Funds. The Board, including all of the Independent Trustees, unanimously approved, subject to shareholder approval, the New Investment Sub-Advisory Agreement (the "Sub-Advisory Agreement") (Exhibit C attached hereto).

In reaching this conclusion, the Board obtained such information as it deemed reasonably necessary to approve Ancora as Sub-Adviser for each Fund. The Independent Trustees, prior to approving the New Sub-Advisory Agreement, met informally with members of the management of Ancora and with each other concerning the approval of the Sub-Advisory Agreement. In addition, at the March 3, 2003 Board Meeting, a representative of Ranson who had been involved in the negotiations with respect to the New Sub-Advisory Agreement, made a presentation to the Board and answered trustees' questions concerning the New Sub-Adviser. The Independent Trustees evaluated all positive and negative aspects of the New Sub-Adviser and the New Sub-Advisory Agreement. The Board analyzed the potential benefits that the Funds may realize in the future after the change in advisers. These included, among others, Ancora's expertise, resources and prior performance record, the relatively greater distribution capabilities of Ranson, Ranson's interest in growing its U.S. operations and the potential resulting growth of assets of the Funds, as well as the other factors which the Board had previously considered in its approval of the New Investment Advisory Agreement.


APPROVAL OF AGREEMENTS

The Sub-Advisory Agreement must be approved by Shareholders of the Fund to which it relates. Approval of a Sub-Advisory Agreement is contingent upon approval of the New Investment Advisory Agreement by the Shareholders of the pertinent Fund. If the New Investment Advisory Agreement and the New Sub-

Advisory Agreement are approved by a Fund's Shareholders, then the Agreements will become effective for that Fund concurrently on April 29, 2003. If Shareholders of a Fund should fail to approve either the New Investment Advisory Agreement or the New Sub-Advisory Agreement, the Board will meet to consider appropriate action.

REQUIRED VOTE

Passage of Proposal 2 as to each Fund requires a vote of the "majority of the outstanding voting securities" of the applicable Fund, as defined in the 1940 Act, which means the lesser of (i) 67% or more of the shares of the Fund entitled to vote thereon present in person or by proxy at the Special Meeting if holders of more than 50% of the outstanding shares of the Fund are present in person or represented by proxy, or (ii) more than 50% of the outstanding shares of the Fund.

THE TRUSTEES UNANIMOUSLY RECOMMEND THAT YOU VOTE FOR THE APPROVAL OF THE NEW INVESTMENT SUB-ADVISORY AGREEMENT.


PROPOSAL 3      CONSIDERATION OF A DISTRIBUTION AND SHAREHOLDER SERVICES PLAN
               ("12b-1" PLAN) ON BEHALF OF EACH FUND (voted on by the Shareholders of each Fund)

The Shareholders are being asked to consider and approve the implementation of a Distribution Plan (the "12b-1 Plan") for an A Share Class to be created. If approved the 12b-1 Plan is designed to allow assets of a new A Share Class to be used to increase sales of Fund Shares through various approved distribution activities which may include, among others, advertising and broker commissions. Specifically, under the 12b-1 Plan, the Funds would make periodic payments to Ranson Capital Corporation, (the "Distributor") which payments could be used by the Distributor to make payments to certain broker-dealers, banks, savings and loan institutions and their affiliates, including their affiliated broker-dealers, which provide certain administrative and shareholder services to the Funds and their Shareholders, and/or for the distribution, as the Securities and Exchange Commission construes such term (collectively "Service fees") under Rule 12b-1 under the Investment Company Act of 1940, as amended (the "Act") and that the Funds pay certain "blue sky" fees and expenses.

The Board of Trustees of the Funds, in considering whether the Funds should implement a written 12b-1 plan, has requested and evaluated such information as it deemed necessary to make an informed determination as to whether a written plan should be implemented and has considered such pertinent factors as it deemed necessary to form the basis for a decision to use assets of the Funds for such purposes. In voting to approve the implementation of this written plan (the "Plan") and the execution of the Distribution and Services agreement between the Fund and the Distributor which further sets forth the provisions of the Plan as well as other matters, the Trustees have concluded, in the exercise of their reasonable business judgment and in light of their respective fiduciary duties, that there is a reasonable likelihood that the Plan will benefit the Fund and its Shareholders.

The Plan:  The material aspects of the Plan (see Exhibit D) are as follows:

The purchase of the proposed new Class A shares shall be subject to a front-end sales load and distribution and/or service fees. The Funds will pay and annual fee to the Distributor (the "Distributor's Fee") not to exceed 0.50% and 0.25% of the average daily net assets of the Class A shares for the Equity
Fund and the Bond Fund, respectively.   The Distributor may pay a fee on a
quarterly basis (the "Servicing Fee") to broker-dealers, including the Distributor and affiliates of the adviser of the Fund, banks and savings and loan institutions and their affiliates and associated broker-dealers that have entered into Service Agreements with the Distributor ("Service Organizations") of annual amounts of up to 0.25% of the average net asset value of all shares of the Funds owned by Shareholders with whom the Service Organization has a servicing relationship (the "Accounts"), provided that no such payment of a Servicing Fee with respect to an Account shall be made until the Service Organization has been servicing such Account for more than a year (the "Eligible Accounts"). The Distributor's Fee shall be calculated and paid monthly and the Servicing Fee shall be calculated quarterly and paid on the twenty-fifth day of the month next succeeding such calculation all in the manner set forth below. To the extent the Servicing Fee is not paid to Service Organizations out of the Distributor's Fee, the Distributor may use such fee for its expenses of distribution of Fund shares.

This Plan shall become effective on April 29, 2003 if it has been approved by such date by a majority of each Fund's outstanding voting securities in the manner required by Rule 12b-1, and shall continue in effect thereafter only so long as its continuance has been specifically approved at least annually by the Trustees, including the Disinterested Trustees, in the manner required by Rule 12b-1.

The Plan may be amended at any time by the Board of Trustees provided that (a) any amendment to increase materially the costs which the Funds may bear for distribution pursuant to the Plan shall be effective only upon approval by a vote of a majority of the outstanding voting securities of the Funds, and (b) any material amendments of the terms of the Plan shall become effective only upon approval by the Trustees (including the Disinterested Trustees) in the manner required by Rule 12b-1.

The Plan is terminable without penalty at any time by (a) vote of a majority of the Disinterested Trustees, or (b) vote of a majority of the outstanding voting securities of each Fund.

REQUIRED VOTE

Passage of Proposal 3 as to each Fund requires a vote of the "majority of the outstanding voting securities" of the applicable Fund, as defined in the 1940 Act, which means the lesser of (i) 67% or more of the shares of the Fund entitled to vote thereon present in person or by proxy at the Special Meeting if holders of more than 50% of the outstanding shares of the Fund are present in person or represented by proxy, or (ii) more than 50% of the outstanding shares of the Fund.

THE TRUSTEES UNANIMOUSLY RECOMMEND THAT YOU VOTE FOR THE APPROVAL OF THE DISTRIBUTION AND SHAREHOLDER SERVICES PLAN (12b-1 PLAN).

PROPOSAL 4 ELECTION OF A BOARD OF TRUSTEES (voted on by Shareholders of the Trust as a whole).

It is proposed that four nominees be elected to the Board at the Special Meeting. The four nominees would constitute the entire Board, and would serve until their successors have been duly elected and qualified or until their earlier resignation or removal. Biographical information regarding each of the nominees is provided in this proposal.

The role of a Fund's Board of Trustees is to provide general oversight of the Fund's business, and to ensure that the Fund is operated for the benefit of Shareholders. The Trustees meet quarterly and review the Fund's performance and oversee the services provided to the Fund by the investment manager and the Fund's other service providers.

Trustee elections are being held at this time for several reasons. There are a number of legal and regulatory requirements applicable to the composition of the Funds' Board. The Investment Company Act of 1940, as amended (the "1940 Act") permits the existing members of a mutual funds Board to appoint new members in certain circumstances. Immediately after such appointment is made, at least two-thirds of the Trustees then holding office must have been elected to such office by the holders of the outstanding voting securities of the Fund. In this case, only one of the nominated Trustees has been previously elected by Shareholders, so a shareholder meeting must be held. In addition, the 1940 Act also requires that a majority of a mutual funds' board be comprised of trustees who are not considered to be "interested persons" (as defined in the 1940 Act) of a fund or its adviser, underwriter (or their controlling companies). These non-interested trustees are referred to herein as "Independent Trustees." The Funds' current and proposed board composition both satisfy the Independent Trustee percentage requirements under the 1940 Act.

The Trustees do not serve a specified term of office. Thus, if elected, each trustee will hold office until the termination of the Trust or his earlier death, resignation, retirement, or removal under the terms of Trust's declaration of trust as in force from time to time. In addition, a Trustee may be removed by (1) a vote of the Shareholders holding not less than a majority of the shares of each Fund cast in person or by proxy at a meeting called for that purpose or (2) by a written declaration signed by Shareholders holding not less than a majority of the shares of each Fund then outstanding, filed with the Trust's custodian. If a vacancy shall for any reason exist, the remaining Trustees may fill such vacancy by appointing another Trustee, so long as immediately after such appointment, at least two-thirds of the trustees have been elected by Shareholders. If, at any time, less than a majority of the Trustees holding office has been elected by the Shareholders, the Trustees then in office will promptly call a Shareholders' meeting for the purpose of electing Trustees. Otherwise, there will normally be no meeting of Shareholders for the purpose of electing Trustees.

During the Trust's fiscal year ending December 31, 2002, the Trustees held seven meetings. All of the Trustees attended at least 75% of the meetings of the Trustees held during the fiscal year ended December 31, 2002 and each Trustee attended in excess of 75% of the meetings of the committees of the Board of Trustees on which he served.

Four of the five current Trustees of the Board intend to resign simultaneously with the election of a new Board. Their resignations are precipitated by, and a reflection of, Canandaigua's decision to leave the mutual fund business. Those resigning are Robert J. Craugh, Robert N. Coe, William Rayburn and James Doran who have served on the Board as Independent Trustees. Donald C. Greenhouse, currently an Independent Trustee elected by the Shareholders, has agreed to continue to serve as an Independent Trustee. The one current Board nominee and the Officers of the Trust are listed below along with important background information on each of them:

Name, Address         Position(s) Held        Term of Office    Principal                   Number of           Other
and Age               with the Fund           and Length of     Occupation(s)               Portfolios          Directorships
                                              Time Served1      During Past 5 Years         in Fund Complex     Held By
                                                                                            Overseen by         Director
                                                                                            Director
-----------------------------------------------------------------------------------------------------------------------------
Current Disinterested Nominee:
-----------------------------------------------------------------------------------------------------------------------------
Donald C.             Trustee                                  President and owner, Seneca       2              Director,
Greenhouse, 66                                                 Point Associates, Inc.                           Demention
72 South Main St.                                              (business consultants)                           Technologies,
Canandaigua,                                                                                                    Inc.
NY 11424
-----------------------------------------------------------------------------------------------------------------------------
Interested Nominees:
-----------------------------------------------------------------------------------------------------------------------------
Robert E. Walstad,     NA                      NA              Director and President            NA
57                                                             (September 1987 to October 2001),
1 North Main                                                   Integrity Mutual Funds, Inc.
Minot, ND 58703                                                (formerly known as ND Holdings,
                                                               Inc.); Director, President and
                                                               Treasurer, ND Money Management,
                                                               Inc., ND Capital, Inc., ND
                                                               Resources, Inc., ND Tax-Free
                                                               Fund, Inc. (November 1990 to
                                                               August 1999), Montana Tax-
                                                               Free Fund, Inc., Integrity
                                                               Fund of Funds, Inc., Integrity
                                                               Small-Cap Fund of Funds, Inc.;


                                                               Trustee, Chairman, President
                                                               and Treasurer, Ranson Managed
                                                               Portfolios; Director, President,
                                                               CEO and Treasurer, The Ranson
                                                               Company, Inc. (January 1996 to
                                                               February 1997), and Ranson
                                                               Capital Corporation; Director
                                                               (since May 2000), President
                                                               (May 2000 to October 2001),
                                                               ARM Securities Corporation;
                                                               Director, CEO Chairman,
                                                               Capital Financial Services, Inc.
                                                               (since January 2002).

-----------------------------------------------------------------------------------------------------------------------------
Disinterested Nominees:
-----------------------------------------------------------------------------------------------------------------------------
Orlin W. Backes,       NA                      NA              Attorney-McGee, Hankla, Backes    NA             Director,
67                                                             & Dobrovolny, P.C.; Director,                    First
15 2nd Ave., SE,                                                ND Tax-Free Fund, Inc. (since                    Western Bank
Suite 305                                                      April 1995), ND Insured Income                   & Trust
Minot, ND 58701                                                Fund, Inc. (March 1995 to
                                                               August 1999), Montana Tax-Free
                                                               Fund, Inc., South Dakota Tax-
                                                               Free Fund, Inc., Integrity
                                                               Fund of Funds, Inc. (since
                                                               April 1995), Integrity Small-
                                                               Cap Fund of Funds, Inc.
                                                               (since September 1998)

R. James Maxson,      NA                      NA               Attorney-Farhart, Lian and       NA
54                                                             Maxson, P.C. (March 1976 to
15 2nd Ave., SE,                                                March 2000); ND Tax-Free
Suite 305                                                      Fund, Inc., Montana Tax-Free
Minot, ND 58701                                                Fund, Inc., South Dakota
                                                               Tax-Free Fund, Inc.,
                                                               Integrity Fund of Funds, Inc.,

                                                               Integrity Small-Cap Fund of
                                                               Funds, Inc. (since January 1999).

As of the Record Date, none of the Trustees/Nominees held interests in the Funds' securities.

COMPENSATION TABLE

Name of Person,              Aggregate          Pension or            Estimated Annual        Total Compensation
Position                     Compensation       Retirement            Benefits Upon           From Fund and Fund
                             From Fund          Benefits Accrued      Retirement*             Complex Paid to
                                                as Part of Fund                               Trustees
                                                Expenses*
----------------------------------------------------------------------------------------------------------------
Donald C. Greenhouse,        $1600              $0                    $0                      $1600
Trustee, Secretary,
Treasurer
----------------------------------------------------------------------------------------------------------------
Robert N. Coe,               $1600             $0                     $0                      $1600
Trustee
----------------------------------------------------------------------------------------------------------------
Robert J. Craugh,            $1400             $0                     $0                      $1400
Trustee, Chairman
of the Board
----------------------------------------------------------------------------------------------------------------
William Rayburn,             $1200             $0                     $0                      $1200
Trustee
----------------------------------------------------------------------------------------------------------------
James Doran,                 $1600             $0                     $0                      $1600
Trustee
----------------------------------------------------------------------------------------------------------------

*None of the Trustees are entitled to receive any retirement or deferred compensation benefits from the Funds.

The Trust's Audit Committee is composed entirely of Trustees who are not "interested persons," as defined in the Investment Company Act of 1940 (the "1940 Act"), of Canandaigua. The Audit Committee ("Independent Trustees") normally meets once a year, or as otherwise required. Currently, Messrs. Coe, Doran and Greenhouse are members of the Audit Committee. The Audit Committee reviews the financial reporting process, the Trust's systems of internal control, the audit process and the Trust's processes for monitoring compliance with investment restrictions, applicable laws and the Trust's code of ethics. The Audit Committee recommends to the Trustees the appointment of auditors for the Trust. In such capacity, it reviews audit plans, fees and other material arrangements in respect of the engagement of auditors, including non-audit services to be performed. It also reviews the qualifications of key personnel involved in the foregoing activities. The Funds' Board has not adopted a written charter for the Audit Committee. The Audit Committee is also responsible for recommending to all Trustees the compensation to be paid to the Independent Trustees. During the Trust's fiscal year ending December 31, 2002, the Audit Committee held one meeting.

The Trust's Nominating Committee is composed entirely of Independent Trustees and normally meets on an "as-needed" basis. Currently, Messrs. Craugh, Coe, Doran, Rayburn and Greenhouse are members of the Nominating Committee, which identifies and recommends individuals for membership on the Board of Trustees, consults with officers of the Trust and employees of Canandaigua in planning meetings of the Trustees, and oversees the administration of, and ensures compliance with, the Trust's governance procedures and guidelines. The Nominating Committee will consider nominees for the position of Trustee recommended by Shareholders. Recommendations should be submitted to the Nominating Committee in care of the secretary of the Trust at the address first set forth above. During the Trust's fiscal year ended December 31, 2002 the Nominating Committee did not hold any meetings.

REQUIRED VOTE

Approval of this proposal as to any nominee will require the affirmative vote of a plurality of the shares of the Trust entitled to vote at the Meeting.

THE TRUSTEES UNANIMOUSLY RECOMMEND THAT YOU VOTE FOR EACH NOMINEE AS TRUSTEE OF THE TRUST.


PROPOSAL 5   CHANGES TO INVESTMENT RESTRICTIONS (voted on by the Shareholders of each Fund)

SUMMARY. The 1940 Act requires all mutual funds to specify whether they are "diversified" or "non-diversified" and to adopt certain specific investment policies or restrictions, referred to as "fundamental" investment restrictions, that may be changed only by shareholder vote. Funds may also specify certain "non-fundamental" investment restrictions, which may be changed by the Board without shareholder vote. The Trustees, together with the New Adviser, have analyzed each of the Funds' current fundamental investment restrictions and have concluded that certain of the Funds' current fundamental restrictions should be simplified, modernized or standardized and should be converted to non-fundamental policies. The proposed restrictions are written to provide the Funds with flexibility to respond to future legal, regulatory, market or technical changes. In addition, the revised restrictions are expected to enable the Funds to operate more efficiently and to more easily monitor compliance with such restrictions. The proposed revisions to the Funds' investment restrictions are described below. Exhibit E contains the Funds' corresponding current investment restrictions. Proposals 5(a), 5(b), and 5(c) relate to the ability of the Funds to invest in certain leveraged transactions including "derivative" securities. (A derivative is any security whose price depends upon or is derived from the value of another underlying security). The Funds might in the future desire to purchase or sell such derivatives for various purposes. While some derivatives can increase a fund's risk exposure, others are designed to reduce risk exposure to the Fund. In most cases, a fund uses derivative instruments or similar transactions to hedge part or all of its portfolio. By taking an offsetting position through a futures or forward contract, losses on a portfolio holding are offset by gains on the derivative position. Another use is to gain quicker and more efficient access to a market. For example, when a fund receives a large inflow of cash, it may be difficult to invest it immediately. A futures contract or other derivative instrument may provide an easier means to get the same exposure. Not only may it be quicker, but also the transaction costs of using a derivative instrument (e.g., commissions and price of execution) may be more advantageous to the fund.

The Securities and Exchange Commission generally views any transaction that exposes a fund's Shareholders to a substantial degree of risk of loss through a leveraged investment to be a "senior security". Senior securities are generally prohibited for purchase or sale by a fund. Senior securities may only be purchased or sold by a fund when certain precautionary measures are in place to reduce the potential risk of such positions. It is primarily the leveraging characteristics of many senior securities that create potential additional risk for a fund. Accordingly, the SEC has determined that it will not treat leveraged transactions as senior securities provided that the fund take certain steps to limit the potential for "leveraged" losses.
Specifically, the SEC requires that any leveraged transaction be "covered".
A fund generally can cover its risk either by being "long" with respect to the instrument underlying the transaction (e.g., owning securities sold short or the security on which a call option is written, or on which a futures contract is sold) or by segregating or earmarking on its custodian's books liquid securities (including equity securities and non-investment grade debt) equal in value to the fund's potential exposure from the leveraged transaction (e.g., the market value of the securities sold short, the strike price of the option, or the value of the futures contract sold less initial margin). The intent of covering is to nullify any potential "leveraging," as any assets segregated or earmarked to cover a leveraged transaction would not be available to a fund for investment, to meet redemptions or pay fund expenses, or other purposes.

ALTHOUGH THE PROPOSED CHANGES WILL ALLOW THE FUNDS GREATER FLEXIBILITY TO RESPOND TO FUTURE INVESTMENT OPPORTUNITIES, THE NEW ADVISER HAS ADVISED THE TRUSTEES THAT NONE OF THE PROPOSED CHANGES ARE INTENDED TO MODIFY THE WAY THE FUND IS CURRENTLY MANAGED. BEFORE ANY SUCH CHANGES CAN BE IMPLEMENTED BY THE ADVISER THE BOARD MUST APPROVE THEM. Consequently, the Trustees do not anticipate that the proposed changes, individually or in the aggregate, will change the level of risk associated with investing in the Funds. Nor do the Trustees anticipate that the proposed changes will, individually or in the aggregate, change the manner in which the New Adviser manages the Funds. If, however, in the future the Funds' Board were to approve the implementation of the proposed changes there could be a change in the level of risk associated with investing in the Funds. In that event, Shareholders would be notified of such changes. If adopted, each Fund will interpret the new restrictions in light of future rules and orders of the SEC and SEC staff interpretations of relevant law.

5(a)   TO APPROVE REVISIONS TO THE FUNDAMENTAL RESTRICTION
       CONCERNING THE FUNDS' INVESTMENTS IN COMMODITIES AND TO
       MAKE THE RESTRICTION NON-FUNDAMENTAL.

Under federal law, financial futures contracts - such as futures contracts related to currencies, stock indices or interest rates - are in addition to being senior securities, also considered to be commodities. The Funds propose to modify the language of the current restriction regarding commodities or commodity contracts to provide some latitude in the future, should the Funds' Board and investment adviser deem it advisable, for hedging purposes or otherwise, to invest in certain types of securities that are deemed to be commodities under federal law. Examples of such securities might include, among others, foreign currency, stock index and interest rate futures contracts.

The form of the restriction, is proposed to be revised and changed to a non-fundamental restriction, as set forth below.

       Form of Proposed Commodities Restriction (all Funds)

       A Fund may not purchase or sell physical commodities unless acquired as a result of ownership of securities or other instruments (but this limitation shall not prevent the Funds from purchasing or selling foreign currencies, options, futures, swaps, forward contracts or other derivative instruments or from investing in securities or other instruments backed by physical commodities).

5(b)   TO APPROVE REVISIONS TO THE FUNDAMENTAL RESTRICTIONS
       CONCERNING THE FUNDS' ABILITY TO PURCHASE SECURITIES ON
       MARGIN OR SELL SECURITIES SHORT.

The purchase of securities on margin (borrowing to make a purchase) and the selling of securities short (selling a security not owned by the fund with the hope of buying the security back in the future at a lower price), are deemed to be leveraged transactions that, as discussed above, may be prohibited as senior securities.

The Funds propose to modify the language of the current restriction regarding purchases on margin and short selling, to provide some latitude in the future, should the Funds' Board and investment adviser deem it advisable, for hedging purposes or otherwise, to purchase securities on margin and/or to sell securities short.

The form of the restriction is proposed to be revised and changed to a non-fundamental restriction, as set forth below:

      A Fund may not purchase securities on margin or sell securities short except in accordance with the requirements of federal law, including the Investment Company Act of 1940 and any rules promulgated thereunder and as permitted by the Fund's registration statement.

5(c) TO APPROVE REVISIONS TO THE FUNDAMENTAL RESTRICTION CONCERNING THE FUNDS' ABILITY TO PURCHASE OR SELL PUTS OR CALLS (OPTIONS) AND TO MAKE THE RESTRICTION NON-FUNDAMENTAL.

The purchase or sale of puts or calls (options) are deemed to be leveraged transactions that, as discussed above, may be prohibited as senior securities.

The Funds propose to modify the language of the current restriction regarding purchase or sale of puts or calls (options), to provide some latitude in the future, should the Funds' Board and investment adviser deem it advisable, for hedging purposes or otherwise, to purchase or sell puts or calls (options).

The portion of the restriction relating to options is proposed to be revised and changed to a non-fundamental restriction, as set forth below:

       A Fund may not invest in or sell puts, calls or otherwise engage in interests in oil, gas or other mineral exploration or development programs.

The portion of the restriction relating to the prohibition of engaging in oil, gas or other mineral exploration or development programs shall remain as a fundamental restriction.

5(d) TO APPROVE REVISIONS TO THE FUNDAMENTAL RESTRICTION CONCERNING THE FUNDS' ABILITY TO PURCHASE SECURITIES OF OTHER INVESTMENT COMPANIES AND TO MAKE THE RESTRICTION NON-FUNDAMENTAL.

Federal law significantly limits the ability of a fund to invest in securities of other investment companies except in limited circumstances.
The rationale for this limitation is to prevent undue concentration of the control of investment companies, which could result in duplication of advisory, administrative, and sales expenses without a corresponding benefit. Rather than flatly prohibiting such investments, section 12(d)(1) of The Investment Company Act of 1940 was structured to allow limited investments in other investment companies in order to take advantage of good investment opportunities that might not otherwise be available at all, or if so, at a prohibitive cost. Section 12(d)(1)(A) provides that an investment company (the acquiring company) may not acquire any security of another investment company (the acquired company) if, after the acquisition, the acquiring company would own:

   (1) More than 3% of the acquired company's stock
   (2) Securities of the acquired company with a value in excess of 5% of the acquiring company's total assets; or
   (3) Securities of the acquired company and all other investment companies having a value in excess of 10% of the acquiring company's total assets.
The form of the restriction is proposed to be revised and changed to a non-fundamental restriction as set forth below:

Form of proposed restriction for investment in other investment companies:

       A Fund may invest in other investment companies to the extent provided by federal law including The Investment Company Act of 1940 and any rules promulgated thereunder and as provided for in the Fund's registration statement.


VOTING INFORMATION

SHAREHOLDER VOTING AND QUORUM. Each Fund share has identical voting rights. Shareholders are entitled to one vote for each share and proportional fractional votes for fractional shares. At shareholder meetings, the holders of a majority of the outstanding shares entitled to vote at the meeting (in person or by proxy) constitute a quorum. Shares represented by a properly executed proxy will be voted in accordance with the instructions thereon, or if no specification is made, the shares will be voted FOR the approval of the proposals.

Abstentions and "broker non-votes" will not be counted for or against the proposals, but will be counted for purposes of determining whether a quorum is present. Abstentions and broker non-votes will be counted as votes present for purposes of determining the number of voting securities present at the Meeting, and will therefore have the effect of counting against the proposals.

ADJOURNMENT. In the event that sufficient votes in favor of the proposals set forth in the Notice of the Special Meeting are not received by the time scheduled for the Meeting, the persons named as proxies may propose one or more adjournments of the meeting to permit further solicitation of proxies with respect to the proposals. Any such adjournment will require the affirmative vote of a majority of the votes cast on the question in person or by proxy at the session of the meeting to be adjourned. The persons named as proxies will vote in favor of such adjournment those proxies which they are entitled to vote in favor of the proposals. They will vote against any such adjournment those proxies required to be voted against the proposals. The costs of any such additional solicitation and of any adjourned session will be borne by the Trust.

OTHER BUSINESS. The Board of Trustees knows of no other business to be brought before the Meeting. However, if any other matters properly come before the Meeting, it is their intention that proxies which do not contain specific restrictions to the contrary will be voted on such matters in accordance with the judgment of the persons named in the enclosed form of proxy.

PROXY SOLICITATIONS. The cost of the solicitation and the Meeting will be borne by the Trust. In addition to the solicitation of proxies by mail, the Trustees, the Current Adviser, the New Adviser and officers of the Trust may solicit proxies in person or by telephone. Employees of Canandaigua will not be compensated by the Trust for their solicitation activities. Persons holding shares as nominees will, upon request, be reimbursed by the Trust for their reasonable expenses incurred in sending soliciting materials to their principals.

INTEREST OF CERTAIN PERSONS. Mr. Walstad, who is an "Interested Person" of the Trust (within the meaning of the 1940 Act), may have an interest in the approval of the New Advisory Agreement. Mr. Barone, who is an "Interested Person" of the Trust due to his affiliation with the New Sub-Adviser, may also have an interest in the approval of the New Advisory Agreement and the New Sub-Advisory Agreement.

OTHER INFORMATION

REPORTS TO SHAREHOLDERS. The Trust will furnish, without charge, a copy of the most recent Annual Report to Shareholders of the Funds and the most recent Semi -Annual Report succeeding such Annual Report, if any, on request. Requests should be directed to the Trust, or by calling the Administrator at
(800) 377-8796.

OBTAINING ADDITIONAL INFORMATION. Information about the Trust and Integrity, including prospectuses, statements of additional information and shareholder reports, may be obtained from the SEC by: reviewing and copying documents in the SEC's Public Reference Room in Washington, D.C. (for information call 1-202-942-8090); retrieving information from the SEC's web site at http://www.sec.gov; or requesting documents, upon payment of a duplicating fee, by writing to SEC, Public Reference Section, Washington, D.C. 20549-0102 or by submitting an electronic request at publicinfo@sec.gov. To aid you in obtaining this information, the Trust's 1940 Act registration number is 811-7322 and Integrity's 1940 Act registration number is 811-08824.

SHAREHOLDER INQUIRIES. Shareholder inquiries may be addressed to Mr. Scott
B. Trumbower, c/o The Canandaigua Funds, 72 South Main Street, Canandaigua, NY 11424.

BENEFICIAL OWNERS. As of February 28, 2003, the following persons were the only persons who were, to the knowledge of the Trust, beneficial owners of 5% or more of a Class of shares of a Fund:



The Canandaigua Equity Fund:

      Canandaigua Equity (Omnibus)                    870,925 shares
      72 South Main Street
      Canandaigua, NY 14424-1905

The Canandaigua Bond Fund:

      Canandaigua Fixed Income (Omnibus)              77,491 shares
      72 South Main Street
      Canandaigua, NY 14424-1905
The current Trustees and Officers of the Trust own, in the aggregate, less than 1% of a Class of shares of a Fund.

IF YOU DO NOT EXPECT TO BE PRESENT AT THE MEETING, PLEASE DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT IN THE ENCLOSED ENVELOPE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES. PLEASE FOLLOW THE ENCLOSED INSTRUCTIONS TO USE THESE METHODS OF VOTING.

CURRENT FUNDAMENTAL RESTRICTIONS


  THE FOLLOWING INVESTMENT RESTRICTIONS ARE FUNDAMENTAL TO BOTH THE EQUITY FUND AND BOND FUND AND CANNOT BE CHANGED FOR EITHER FUND WITHOUT THE APPROVAL OF THE HOLDERS OF A MAJORITY OF THE OUTSTANDING SHARES OF THE AFFECTED FUND. UNDER THE INVESTMENT COMPANY ACT OF 1940, AS AMENDED (THE "INVESTMENT COMPANY ACT"), A "FUNDAMENTAL" POLICY MAY NOT BE CHANGED WITHOUT THE VOTE OF A "MAJORITY OF THE OUTSTANDING VOTING SECURITIES" OF A FUND, WHICH IS DEFINED IN THE I NVESTMENT COMPANY ACT AS THE LESSER OF (A) 67% OR MORE OF THE SHARES PRESENT AT A FUND MEETING IF THE HOLDERS OF MORE THAN 50% OF THE OUTSTANDING SHARES OF THAT FUND ARE PRESENT OR REPRESENTED BY PROXY OR (B) MORE THAN 50% OF THE OUTSTANDING SHARES OF THAT FUND. AN INVESTMENT POLICY THAT IS NOT "FUNDAMENTAL" MAY BE CHANGED BY VOTE OF A MAJORITY OF THE BOARD OF TRUSTEES OF THE CANANDAIGUA FUNDS AT ANY TIME.

         As a matter of fundamental policy, neither Fund may:

         (a) Purchase or sell commodities or commodity contracts;

         (b) Purchase securities on margin or sell securities short;

         (c) Invest in or sell puts, calls or otherwise engage in interests in oil, gas or other mineral exploration or development programs;

         (d) Invest its assets in securities of other investment companies except as part of a merger, consolidation, reorganization or purchase of assets approved by the shareholders of the Fund involved in such transaction.